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                               ROGER G. CASTRO
                         CERTIFIED PUBLIC ACCOUNTANT

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Member:  American Institute of Certified                463 West Fifth Street
Public Accountants/California Society of             Oxnard, California 93030
Certified Public Accountants                                   (805) 486-5630




                                August 4, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

       Re:  Champion Financial Corporation/Commission File No. 0-19499


Ladies and Gentlemen:

      The undersigned has served as the independent public accountant to the referenced corporation prior to the corporation's change of accountants, described in the enclosed copy of the corporation's Form 8-k. The undersigned does not disagree with any statements made by the corporation in its Form 8-K in response to Item 304(a) of Regulation S-K.

                                        Very truly yours,



                                        /s/ ROGER G. CASTRO
                                        ---------------------
                                        Roger G. Castro

cc:  Champion Financial Corporation